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                                                               Exhibit 10(r)


                                                              EXECUTION COPY

                                 AMENDMENT NO. 2

                  AMENDMENT NO. 2 (this "Amendment No. 2") dated as of December
                                         ---------------
24, 2002 between:

                  SOLUTIA INC., a Delaware corporation (the "Company"); and
                                                             -------

                  CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
          --------------------

                  The Company, certain lenders (the "Lenders"), Bank of America,
                                                     -------
N.A., as syndication agent (the "Syndication Agent"), and the Administrative
                                 -----------------
Agent are parties to a Second Amended and Restated Credit Agreement dated as of July 25, 2002 (as heretofore amended, the "Credit Agreement"). The parties
                                           ----------------
hereto desire to amend the Credit Agreement in certain respects and, in that connection, the Administrative Agent has been granted authority by the Majority Lenders (as defined in the Credit Agreement) to execute and deliver this Amendment No. 2. Accordingly, the Company, and the Administrative Agent on behalf of the Majority Lenders, hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this
                             -----------
Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Amendment. Subject to the conditions specified in
                             ---------
Section 6 hereof, but effective as of the date hereof:

                  2.01. Certain Defined Terms. Section 1.01 of the Credit
                        ---------------------
Agreement is amended by adding the following definitions in the appropriate alphabetic locations (in the case of any new definition) and amending in their entirety the following definitions (to the extent already included in Section
1.01 of the Credit Agreement):

                  "Adjusted EBITDA" means, for any period, the sum, for the
                   ---------------
         Company and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), of the following:
         (a) net income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates (other than Affiliates that are Consolidated Subsidiaries and, for any portion of such period ending on or before September 30, 2002, Specified Joint Ventures)) for such period plus (b) with respect to any Specified Joint Venture for any portion of such period ending after September 30, 2002, the aggregate amount of dividends paid by such Specified Joint Venture during such period to the Company and its Consolidated Subsidiaries (net of Investments made by the Company and its Consolidated Subsidiaries in such Specified Joint Venture during such period), excluding any portion thereof that shall exceed the net income of such Specified Joint Venture for such period) plus (c) depreciation and amortization (to the extent deducted in determining

                                 Amendment No. 2


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                                      -2-



         net income) for such period plus (d) impairments of goodwill (to the extent deducted in determining net income) for such period; provided that:

                           (1) charges taken and reserves established by the
                  Company, its Consolidated Subsidiaries and Specified Joint Ventures in connection with (a) restructuring of existing operations, (b) maintenance of reserves for self-insurance and environmental remediation (except as provided in clause (4) of Part B of Schedule 2) and (c) asset impairments (all on or before December 31, 2001), in each case in the respective amounts and categories set forth on Part A of Schedule 2 hereto shall be added back to net income for such period (to the extent such charges and reserves were deducted in determining net income for such period);

                           (2) gains or losses in connection with the sales of
                  the Astaris LLC joint venture and the Flexsys L. P. joint venture shall be deducted from or added back to net income for such period (to the extent such gains or losses were added or deducted in determining net income for such period);

                           (3) losses in connection with the anticipated
                  pay-down of the Company's obligations under the Co-gen Participation Agreement and the Co-gen Lease shall be added back to net income for such period (to the extent such losses were deducted in determining net income for such period); and

                           (4) the cash charges, other charges and reserves
                  referred to in Part B of Schedule 2 hereto shall be added back to net income for such period (to the extent such charges and reserves were deducted in determining net income for such period) all to the extent specified in Part B of said Schedule 2.

                  "Applicable Date" means the earlier of (a) March 31, 2003 or
                   ---------------
         (b) the date of consummation of the UCB Asset Sale.

                  "Capital Expenditures" means, for any period, expenditures
                   --------------------
         (including the aggregate amount of Capitalized Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding normal replacements and maintenance which are properly charged to current operations) during such period computed in accordance with GAAP. For the purposes hereof, (i) the acquisition of any capital asset by the Company or any of its Subsidiaries constituting a reinvestment of proceeds of any casualty event or condemnation, shall constitute a "Capital Expenditure" hereunder only to the extent of any consideration paid by the Company and its Subsidiaries in excess of such proceeds so reinvested, (ii) obligations of the Company payable after December 31, 2002 and arising in connection with the settlement of any liability of the Company under Fluor Daniel Corporation v. Solutia Inc., filed on February 8, 2001, in the United States District Court for the Southern District of Texas, shall be treated as "Capital Expenditures" in any period only to the extent payments are made by the Company during such period and (iii) payments by the Company of principal in respect of the Co-gen Instruments shall not constitute "Capital Expenditures" hereunder.

                                 Amendment No. 2


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                                      -3-



                  "UCB Asset Sale" means the sale of (i) capital stock and
                   --------------
         comparable ownership interests and (ii) other assets of the Company and its Subsidiaries as contemplated by the UCB Stock and Asset Purchase Agreement.

                  "UCB Stock and Asset Purchase Agreement" means the Stock and
                   --------------------------------------
         Asset Purchase Agreement dated as of December 2, 2002 by and between UCB, S.A., as "Purchaser" and the Company, as "Seller", as originally in effect and without giving effect to any modification after the date of Amendment No. 2 hereto (other than non-material modifications that do not expand in any material respect the scope of the assets being sold, or reduce in any material respect the type and amount of consideration to be received pursuant thereto).

                  2.02. Foreign Intellectual Property. Section 6.01(p) of the
                        -----------------------------
Credit Agreement is hereby amended to read in its entirety as follows:

                  "(p) Foreign Intellectual Property Security Documents. The
                       ------------------------------------------------
         Company will take, and cause CPFilms Inc. and Solutia Germany to take, such action to deliver the documents, agreements and other instruments contemplated in the definition of the term "Intellectual Property Security Documents" in Section 1.01, covering the intellectual property listed on Schedule 6 hereto filed or registered in Europe, each of which shall have been executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent and, to the extent requested by the Administrative Agent, accompanied by one or more opinions of local counsel covering such matters, as the Administrative Agent may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent). Notwithstanding the foregoing, for the period from the effectiveness of Amendment No. 2 hereto through and including March 31, 2003 (or until such earlier date, if any, as the UCB Stock and Asset Purchase Agreement shall be terminated), the obligation of the Company, CPFilms Inc. and Solutia Germany to take such actions shall (except in the case of filings and registrations to be made in Belgium, France, Germany and the United Kingdom with respect to the assets of the Company and CPFilms Inc. which are not included in the UCB Asset Sale) be suspended, provided that if the UCB Asset Sale is not consummated by March 31, 2003 (or, if the UCB Stock and Asset Purchase Agreement shall be earlier terminated), then the Company, CPFilms Inc. and Solutia Germany shall have until April 30, 2003 (or until the date 30 days after such termination) to complete the actions specified above."

                  2.03. Liens, Etc. Clause (iii) of Section 6.02(a) of the
                        ----------
Credit Agreement is hereby amended to read in its entirety as follows:

                  "(iii) Liens securing Debt, judgments and ERISA claims existing on the date hereof and identified in Schedule 1 hereto, and Liens arising out of Capitalized Lease Obligations of AMCIS, AG relating to certain machinery and equipment securing Debt in an aggregate amount up to but not exceeding 7,500,000 Swiss francs; and"


                                 Amendment No. 2


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                                      -4-


                  2.04. Indebtedness and Letters of Credit. Clause (ii) of
                        ----------------------------------
Section 6.02(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(ii) Debt existing on the date hereof and set forth in
         Schedule 4 hereto (including Debt, if any, in respect of Designated Letters of Credit, and drawn and undrawn amounts under agreements set forth on such Schedule 4), and Debt in respect of Capitalized Lease Obligations of AMCIS, AG referred to in Section 6.02(a)(iii) in an aggregate amount up to but not exceeding 7,500,000 Swiss francs, together with extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof;"

                  2.05. Debt to Adjusted EBITDA Ratio. Section 6.03(a) of the
                        -----------------------------
Credit Agreement is hereby amended to read in its entirety as follows:

                  "(a) Debt to Adjusted EBITDA Ratio. The Company will not
                       -----------------------------
         permit the Debt to Adjusted EBITDA Ratio to exceed the following ratios at any time during the following respective periods:


                             Period                               Ratio
                             ------                               -----

                  From the Restatement Date
                    through December 30, 2002                   5.00 to 1

                  From December 31, 2002
                    up to the Applicable Date                   5.00 to 1

                  From the Applicable Date
                    through June 29, 2003                       4.00 to 1

                  From June 30, 2003
                    through September 29, 2003                  4.00 to 1

                  From September 30, 2003
                    through December 30, 2003                   3.75 to 1

                  From December 31, 2003
                    through March 30, 2004                      3.50 to 1

                  From March 31, 2004
                    and at all times thereafter                 3.25 to 1"


                                 Amendment No. 2

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                                      -5-


                  2.06. Interest Coverage Ratio. Section 6.03(b) of the Credit
                        -----------------------
Agreement is hereby amended to read in its entirety as follows:

                  "(b) Interest Coverage Ratio. The Company will not permit the
                       -----------------------
Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:


                           Period                                    Ratio
                           ------                                    -----

                  From June 30, 2002
                    through December 30, 2002                      2.50 to 1

                  From December 31, 2002
                    through March 30, 2003                         2.00 to 1

                  From March 31, 2003
                    through June 29, 2003                          1.50 to 1

                  From June 30, 2003
                    through September 29, 2003                     1.50 to 1

                  From September 30, 2003
                    through December 30, 2003                      1.75 to 1

                  From December 31, 2003
                    through March 30, 2004                         2.00 to 1

                  From March 31, 2004
                    and at all times thereafter                    2.50 to 1"

                  2.07. Schedule. Schedule 2 to the Credit Agreement is hereby
                        --------
amended to read in its entirety as set forth on Schedule 2 hereto.

                  Section 3. Consents. The Majority Lenders hereby consent to
                             --------
the consummation of the UCB Asset Sale pursuant to the UCB Stock and Asset Purchase Agreement, subject, however, to the prepayment of the Revolving Credit and Term Advances, the Co-gen Instruments, and the provision of cover for the Designated Letters of Credit and Letter of Credit Exposure, all as contemplated by Section 2.10(h) of the Credit Agreement from the Net Cash Proceeds thereof and all without reduction of Revolving Credit Commitments. The Majority Lenders also hereby waive any requirement that all Advances made to the Company be paid in full before any Term Advances made to the European Borrowers may be prepaid, and any right of any Term Lender to decline any prepayment pursuant to Section 2.10(j) of the Credit Agreement.

                  Section 4. Authorization to Collateral Agent. Without limiting
                             ---------------------------------
the generality of Section 6.03 of the Non-Sharing Intercreditor Agreement, the Majority Lenders hereby agree that the Collateral Agent is authorized and directed to release any Collateral (as such term is defined



                                 Amendment No. 2

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                                      -6-


in the Non-Sharing Intercreditor Agreement) that is the subject of the UCB Asset Sale, and is authorized and directed to release all Liens upon the property of the European Borrowers upon the termination of their status as Designated Borrowers and the repayment in full of the principal of and interest on all Term Advances in connection with the UCB Asset Sale.

                  Section 5. Representations and Warranties. The Company hereby
                             ------------------------------
represents and warrants to the Administrative Agent and the Lenders that:

                  (a) the representations and warranties contained in the Credit Agreement (giving effect to all amendments thereto contemplated hereunder) are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (b) after giving effect to this Amendment No. 2, no event has occurred and is continuing that constitutes a Default or an Event of Default; and

                  (c) the Company has heretofore delivered to the Administrative Agent, and made available to each Lender through Intralinks, a true and complete copy (including all Schedules (other than Schedules 1.2(i), 3.2(g), 10(a)(i), 10.1(c)(i) and 10(f)(ii)), but excluding Disclosure Schedules and Exhibits, thereto) of the UCB Stock and Asset Purchase Agreement duly executed and delivered by each of the parties thereto.

                  Section 6. Conditions Precedent. As provided in Section 2, the
                             --------------------
amendments to the Credit Agreement set forth in Section 2 are subject to, and will become effective upon, the satisfaction of the following conditions precedent (including, with respect to each document required below to be delivered, that the Administrative Agent shall have received each such document, which shall be satisfactory in form and substance to the Administrative Agent):

                  (a) Execution. This Amendment No. 2 shall have been duly
                      ---------
         executed and delivered by the Company and the Administrative Agent as provided on the signature pages hereof.

                  (b) Certain Consents and Authorizations. The requisite lenders
                      -----------------------------------
         under the Astaris Credit Agreement, to the extent necessary under the Astaris Guaranty Agreement, shall have executed and delivered a consent to the transactions contemplated hereby pursuant to an instrument in form and substance satisfactory to the Administrative Agent. In addition, the purchasers under the Co-gen Participation Agreement, to the extent necessary under the Co-gen Guaranty Agreement and the Co-gen Lease, shall have consented to the transactions contemplated hereby pursuant to an instrument in form and substance satisfactory to the Administrative Agent.

                  (c) Fees and Expenses. The Administrative Agent shall have
                      -----------------
         received, for the account of each Lender that has authorized the Administrative Agent to execute and deliver this Agreement on its behalf not later than 5 p.m. New York City time on



                                 Amendment No. 2

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                                      -7-


         December 24, 2002, an amendment fee in an amount equal to 0.15% of the sum of such Lender's Revolving Credit Commitments and Term Advances.

                  (d) Other Documents. The Administrative Agent shall have
                      ---------------
         received such other documents as the Administrative Agent or Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, may reasonably request.

                  Section 7. Miscellaneous. Except as herein provided, the
                             -------------
Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.



                                 Amendment No. 2

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                                      -8-




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       SOLUTIA INC.



                                       By:            Kevin Wilson
                                          --------------------------------------
                                          Name:  C. Kevin Wilson
                                          Title: Vice President and Treasurer
                                                 Solutia Inc.


                                       CITIBANK, N.A., as Administrative Agent
                                          and on behalf of the Majority Lenders



                                       By:         James N. Simpson
                                          --------------------------------------
                                          Name:  James N. Simpson
                                          Title: Vice President
                                                 Citibank, N.A.



                                 Amendment No. 2